EXHIBIT 1(c)


                               SECURITY AGREEMENT

                                                                   July 22, 2004

     In consideration of a loan in the principal amount of Seven Hundred Thirty-Seven Thousand Five Hundred and 00/xx dollars ($ 737,500.00) being made on the date of this Agreement by Michael S. Steiner (together with his estate, heirs, personal representatives and successors, "Secured Party"), currently residing at the address set forth opposite Secured Party's name on the signature page hereof, to Alan I. Greenstein, an individual currently residing at the address set forth opposite the Borrower's name on the signature page hereof (together with his estate, heirs, personal representatives and successors, "Borrower"), to enable the Borrower to purchase an aggregate of 750,000 shares of Common Stock, par value $.025 per share (the "Shares"), of DRYCLEAN USA, Inc., a Delaware corporation, from Secured Party, evidenced by that certain Promissory Note dated as of the date of this Agreement from Borrower to Secured Party (the "Note"), Borrower hereby agrees that Secured Party shall have the rights, remedies and benefits as follows:

     1. Grant of Security Interest. As collateral security for the prompt payment, performance and observance of the Promissory Note, Borrower hereby absolutely, unconditionally and irrevocably pledges to Secured Party, and grants and transfers to Secured Party a lien upon and a security interest in Borrower's entire right, title and interest in and to, the following: (a) the Shares, which are being delivered by Borrower to Secured Party contemporaneously with the delivery of this Agreement (and initially evidenced by certificates numbered as referenced on Schedule A attached hereto); and (b) subject to Section 3 below, any and all additional or other shares, securities or other investment property or financial assets or other consideration received or receivable in connection with or in respect of any of the Shares, whether or not constituting or arising out of any and all dividends and distributions with respect thereto (whether cash, stock or otherwise, and whether ordinary, special, liquidating or otherwise), stock splits, stock dividends, spin-offs, conversions, reclassifications, reorganizations, mergers, consolidations, combinations or otherwise, and including (without limitation) any and all options, warrants and other rights to acquire securities in respect thereof, any and all substitutions therefor and additions thereto, and the certificates evidencing the foregoing; whether constituting an account, chattel paper, document, instrument, certificated or uncertificated security, other investment property, financial asset, general intangible, money or otherwise, and whether held directly, as a securities entitlement or otherwise, and in each case together with all products and proceeds thereof (all of the foregoing, collectively being called the "Collateral").

     2. Delivery of Collateral. Borrower shall deliver to Secured Party (or to such nominee, custodian or escrow agent as Secured Party may specify) any and all stock certificates and other instruments evidencing or respecting the Collateral, which shall be delivered with this Agreement if currently existing or shall be delivered promptly as hereafter received, acquired or created, to be held in accordance with Agreement. Stock certificates shall be delivered with corresponding stock powers, duly endorsed in blank with medallion signature guarantees if requested by Secured Party. Each certificate shall be delivered free and clear of all liens, encumbrances and charges, except as reflected on the restrictive legends set forth on the stock certificates related to, and existing upon, the certificates set forth as Schedule A or otherwise established by Secured Party, and otherwise must be in form suitable for transfer. If any of the Collateral has been issued in uncertificated form, then Borrower shall execute and deliver such notices, transfer instructions and other documents respecting any Collateral (and Secured Party's rights, powers, privileges, remedies and interests in and to the Collateral) as Secured Party from time to time may request to effect such transfer. In Secured Party's discretion the foregoing may include, among other things, an account control agreement in form and substance reasonably satisfactory to Secured Party and granting Secured Party exclusive control over each applicable securities account (and all investment property and financial assets therein). Secured Party is hereby authorized, at its option and without obligation to do so, to transfer to or register in its name or the name of its nominee(s), including any "securities intermediary", as defined in the Uniform Commercial Code as in effect from time to time in the State of Florida ("FLAUCC"), and any nominee(s) of any of the foregoing, all or any part of the Collateral, without notice to Borrower. In the event Secured Party determines to so transfer or register all or any part of the Collateral, Secured Party shall provide to Borrower copies of all notices and other communications received by Secured Party with respect to the Collateral promptly following receipt thereof.

     3. Rights to Collateral. (a) So long as no Event of Default shall have occurred and be continuing (or would occur by virtue thereof) under the Note (an "Event of Default"), Borrower shall be entitled to: (i) subject to the terms of that certain Stockholders Agreement dated as of the date hereof among the Borrower, the Secured Party and William K. Steiner (the "Stockholders' Agreement") exercise any and all voting and consensual rights and powers relating or pertaining to the Collateral; and (ii) receive and retain any and all regular cash dividends made or payable on or in respect of the Collateral. Any such distributions received by the Borrower shall be held in trust for Secured Party and shall be delivered to Secured Party within five calendar days of the Borrower's receipt thereof absent the occurrence and continuance of an Event of Default and subject to the following sentence. Notwithstanding anything to the contrary in the foregoing, any and all special or liquidating or other dividends, and other distributions of securities or other assets or properties made on or in respect of or received in exchange for Collateral (whether as a result of a distribution, redemption, conversion, exchange, stock dividend, spin-off, subdivision, combination, reclassification, recapitalization, merger, consolidation, dissolution or otherwise) shall be and become part of the Collateral, and, if received by Borrower, shall be held in trust for, and delivered immediately to, Secured Party (accompanied by appropriate stock powers or other appropriate assignment documentation) to be held as Collateral pursuant hereto.

            (b) So long as no Event of Default shall have occurred and be continuing, Secured Party shall, promptly following receipt of any request therefor from Borrower, execute and deliver (or cause to be executed and delivered) to Borrower all such proxies, powers of attorney, dividend orders, conversion elections and other instruments as Borrower reasonably may request for the purpose of enabling Borrower to exercise the voting, consensual, conversion and other rights and powers entitled to be exercised by Borrower with respect to the Collateral.

            (c) If any Event of Default shall have occurred and be continuing, without limiting the other rights of Secured Party hereunder, Secured Party or its nominee may, upon notice to Borrower, exercise any or all voting, consensual and other rights (including, without limitation, the right to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options) pertaining to any and all of the Collateral, and (whether or not Secured Party also is electing to exercise any such rights itself) may prohibit Borrower from exercising the same, and shall have the right, without notice to Borrower, to receive and retain as Collateral and any and all dividends and interest payments (including regular cash dividends and interest payments) and distributions made or payable on or in respect of the Collateral as if Secured Party were the absolute owner thereof.

     4. Representations and Warranties. Borrower represents and warrants that the following are true and correct on the date of this Agreement and that at all times while amounts under the Note are outstanding the following will be true and correct: (a) all Collateral (i) is and will be owned beneficially and (except as provided in Section 2) of record solely by Borrower with good and marketable title thereto, (ii) is and will be owned by Borrower free and clear of any and all liens, charges, security interests or encumbrances (collectively, a "Lien") other than the Lien granted hereunder, and (iii) is and will be free from any restriction with respect to (A) its pledge to Secured Party, (B) subject to compliance with applicable securities laws, its transferability by Borrower (or by Secured Party as pledgee) and (C) subject to the Stockholders' Agreement, the right of Borrower (or Secured Party, as and if permitted under this Agreement) to exercise any and all rights which such Collateral may have from time to time with respect to voting, consents, dividends and conversion and any right to receive interest and principal payments; and (b) the Shares have been duly and validly assigned and transferred as Collateral to Secured Party.

     5. Covenants. Borrower covenants and agrees that Borrower will not directly or indirectly (other than pursuant to this Agreement): (a) make, create, incur, assume or permit to exist any Lien of any nature in, to or against any part of the Collateral; (b) assign, pledge or in any way transfer or encumber Borrower's right to receive any income or other distribution or proceeds from any part of the Collateral; (c) other than the Stockholders' Agreement, enter into any shareholders' agreement, voting trust or similar agreement or arrangement, or any amendment thereto or waiver thereof, or any other restriction or limitation in any way respecting assignability, transferability or any voting, dividend, distribution or other ownership right with respect to any of the Collateral unless Secured Party is a signing party thereto; or (d) offer or agree to do or cause or assist the inception or continuation of any of the foregoing.

     6. Further Assurances; Power of Attorney. On the request of Secured Party, Borrower shall execute and deliver or cause to be executed and delivered to Secured Party such documents and instruments respecting the Collateral as may be necessary or desirable for Secured Party to evidence, confirm, perfect or protect its interests in the Collateral and to enforce its rights hereunder. Secured Party is authorized to file without Borrower's signature one or more financing, modification and continuation statements regarding the Collateral, to sign any such statement on behalf of Borrower if Secured Party deems such signature necessary or desirable under applicable law, and to file a photographic or other reproduction of this Agreement or any financing,
modification  or  continuation   statement  as  a  financing,   modification
or continuation statement in Secured Party's discretion. Secured Party has no liability for any failure to file or mistake in filing of any such document. If Borrower fails to satisfy or perform any of its obligations under this Agreement, Secured Party in its discretion may effect such performance. Borrower hereby irrevocably appoints Secured Party, which shall have full power of substitution, as Borrower's attorney-in-fact and proxy, with full power and authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Secured Party's discretion, after the occurrence of an Event of Default, to take any action and to execute any instrument (including, without limitation, any stock power or other appropriate instrument of transfer) that Secured Party may deem necessary or advisable to accomplish the foregoing and the purposes of this Agreement, which appointment is coupled with an interest and shall survive, to the maximum extent then permitted by law, Borrower's death, incapacity or bankruptcy. Borrower covenants and agrees to defend Secured Party's right, title, special property and first priority security interest in and to the Collateral against the claims of any person or entity by timely and diligently contesting such claims in good faith by appropriate legal proceedings.

     7. Reasonable Care, Etc. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Secured Party has no responsibility for
(i) ascertaining or taking action with respect to calls, exercises of rights or options, conversions, exchanges, redemptions, payments on maturity (by acceleration or otherwise) tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters or an interest in such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) other than as provided in Section 2, notifying Borrower as to any matter pertaining to the Collateral or pertaining to any issuer of any securities included as Collateral.

     8. Remedies Upon Default. (a) If any Event of Default shall occur and be continuing, Secured Party shall have all of the rights and remedies provided to a secured party by the FLAUCC and other applicable laws as in effect from time to time. Borrower agrees that (1) to the maximum extent permitted by law, Secured Party may apply and retain the Collateral (to the extent of its fair market value (which, if there is no trading market for the Collateral, shall be determined in good faith by Secured Party, taking into account the most recent appraisal of the value of a share of DRYCLEAN USA, Inc. Common Stock that DRYCLEAN USA, Inc. or Secured Party may have obtained) at the time Secured Party declares the Note to be, or the Note otherwise becomes, due and payable) (whether at maturity, by acceleration or otherwise) and apply such fair market value against amounts due under the Note and (2) Secured Party may otherwise pursue such remedies as are available to Secured Party at law or in equity including, without limitation, under the FLAUCC, without either election being of remedies (should it be determined that Secured Party's choice is improper it may pursue another remedy. No notice to Borrower of any action proposed to be taken or taken need be given unless required by law and not waivable. In the event that notice is necessary, written notice mailed to Borrower at the address given on the first page hereof (or such other address as requested by Borrower pursuant to notice given under Section 12 and received by Secured Party prior to its giving such notice to Borrower) at least ten business days prior to the date of public sale of Collateral or prior to the date after which a private sale or any other disposition of Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient. Secured Party may apply the proceeds of any such sale or disposition of Collateral (or other monies received in respect of Collateral) to the satisfaction of its reasonable attorneys' fees, legal expenses and other reasonable costs and expenses incurred in connection with its retaking, holding, preparing for sale, and selling of Collateral prior to applying same to the payment of amounts under the Note (which may be in such order as Secured Party may elect). Without precluding any other methods of sale, the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of disposing of similar collateral, but in any event Secured Party may sell, at its option, on such terms as it may choose without assuming any credit risk and without any obligation to advertise. Secured Party shall not be liable for any insufficiency of the proceeds of any sale of any Collateral to satisfy amounts under the Note in full, and Borrower shall remain liable for any such deficiency.

            (b) Secured Party shall have the right to sell the Collateral hereunder by any commercially reasonable method. Without limiting the generality of the foregoing, Borrower specifically agrees that the methods described in this Section are commercially reasonable methods for the sale of securities held as Collateral. Borrower recognizes that Secured Party may not be able to, or may determine not to, effect an immediate public sale of any or all of such securities and may elect to sell the securities over a period of time and/or resort to one or more private sales thereof, which may result in prices, and be on other terms, less favorable to Borrower than if such sale were immediately made in a public sale. If, at the time of sale, Secured Party determines that there may be a question as to whether the securities may be sold in a public market, Secured Party, in its sole discretion at the time of any such sale or proposed sale, may restrict the prospective bidders or purchasers as to their number, nature and investment intention (including, among other things, requiring that the persons making, or proposing to make, such purchases represent and agree, to the satisfaction of Secured Party, that they are "accredited investors" under the Securities Act of 1933, as amended (the "Securities Act") and applicable Securities and Exchange Commission rules and/or satisfy such additional or other criteria as Secured Party may require, and that they are purchasing the securities for their own account, for investment and not with a view toward the distribution or resale of any thereof in violation of the Securities Act). Secured Party may also sell such securities from time to time in limited quantities over a period of time. Any sale may be made in one lot, as an entirety or in separate parcels, even if such sale is made at a discount from the then current market price of the securities and regardless of the availability of paragraph (k) of Rule 144 promulgated under the Act or another exemption from the registration provisions of the Securities Act or the availability of an effective and current registration statement under the Securities Act covering such actual or proposed sale. Secured Party may also restrict potential purchasers in order not to jeopardize its election to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, and require any purchaser to execute a counterpart or Secured Party may purchase the Collateral under any shareholder's similar agreement or arrangement to which Secured Party and Borrower may then be a party and retain and apply the proceeds thereof against amounts due under the Note. Any sale may be consummated notwithstanding that, after entering into such agreement of sale, the obligation under the Note may have been fully paid and satisfied.

            (c) Secured Party may arrange for the sale of the Collateral, or any part thereof (determined in its discretion), in one or more public or private sales, for cash, upon credit or for future delivery, at such price or prices, at such time or times and by delivering such certificates (without regard to Borrower's holding period under the Securities Act or for tax or other purposes, or as to any actual or relative tax or other basis therein, or the tax or other consequences thereof) as Secured Party shall determine in its sole discretion. Secured Party shall incur no liability in case any proposed sale fails to occur (due to the failure of such purchaser to pay for the Collateral so sold, or otherwise) and, in case of any such failure, Borrower shall not be relieved of any obligations under the Note or hereunder and such Collateral may again be sold under and pursuant to the provisions of this Agreement.

            (d) To the maximum extent permitted by applicable law, Secured Party may (i) be the purchaser of any or all of the Collateral so sold, or (ii) apply and retain the Collateral as a partial or full offset, at their fair market value (as determined under Section 8(a)) against amounts due under the Note and the purchase price thereof may be applied as a credit against amounts due under the Note, and, in either case, thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.

            (e) Secured Party shall not be obligated to make or direct any sale of Collateral regardless of notice of sale having been given. Secured Party may postpone, adjourn or direct the adjournment of any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Notwithstanding anything to the contrary in this Section, Secured Party shall have no duty or obligation to exercise any of the aforesaid rights, privileges or options, and shall not be responsible for any failure to do so or delay in so doing.

     9. Certain Acknowledgments and Waivers. Borrower acknowledges and agrees that the rights, powers, privileges, remedies and interests granted to or conferred upon Secured Party by this Agreement, the Note and applicable law are purely discretionary and shall not, and shall not be deemed or construed to, impose upon Secured Party any duty or other obligation (unless otherwise expressly so provided in this Agreement or the Note) to (a) sell, foreclose or otherwise realize upon any Collateral, (b) protect or preserve any Collateral,
(c) perform or satisfy any obligation under or respecting any Collateral or any person or entity, (d) mitigate or otherwise reduce any damage or other loss, or
(e) otherwise exercise or enforce any such right, power, privilege, remedy or interest. Any sale, foreclosure or other realization upon any Collateral, or any other exercise or enforcement of any such right, power, privilege, remedy or interest, if undertaken by Secured Party in its discretion, may be delayed, discontinued or otherwise not pursued or exhausted for any reason whatsoever (whether intentionally or otherwise). Without limiting the generality of the foregoing, to the extent waiver is not limited under applicable law, Borrower hereby expressly waives each and every claim or defense, and agrees that Borrower will not assert or pursue (by action, suit, counterclaim or otherwise) any claim or defense, respecting (i) any settlement or compromise with any obligor or other third party under any account receivable, note, instrument, agreement, document or general intangible included in the Collateral, irrespective of any reduction in the potential proceeds therefrom, (ii) the selection or order of disposition of any Collateral (which may be at random or in any order Secured Party may select in its sole and absolute discretion),
(iii) the private sale of any Collateral, whether or not any public market exists, (iv) the application and retention of Collateral as a partial or full offset, at their fair market value (as determined under Section 8(a)) against amounts due under the Note, (v) the choice or timing of any sale date as to any Collateral (which Secured Party may select in its sole and absolute discretion), irrespective of whether greater sale proceeds would be realizable on a different sale date, (vi) the adequacy of the sale price of any Collateral, (vii) any insufficiency of any such proceeds to fully satisfy the Borrower's obligations under the Note, (viii) any sale of any Collateral to the first person to receive an offer or make a bid, (ix) the selection of any purchaser of any Collateral, or (ix) any default by any purchaser of any Collateral. To the maximum extent permitted by applicable law, Borrower hereby expressly waives the applicability of any and all applicable laws that are or may be in conflict with the terms and provisions of this Agreement and the Note now or at any time in the future to the extent waiver is not limited under applicable law, including (without limitation) those pertaining to notice (other than notices required by this Agreement or the Note, appraisal, valuation, stay, extension, moratorium, marshaling of assets, exemption and equity of redemption; provided, however, that the preceding provision is not intended to confer upon Secured Party any right, power, privilege, remedy or interest not permissible under applicable law notwithstanding the foregoing waivers. Neither Secured Party nor any of its representatives shall incur any liability in connection with any sale of or other action taken respecting any Collateral in accordance with the provisions of this Agreement, the Note or applicable law.

     10. Release of Collateral. Promptly following the written request therefor from Borrower following payment in full to Secured Party of the entire principal amount, all accrued but unpaid interest and all other amounts outstanding under the Note and this Agreement, and Secured Party shall release from the security interest granted hereunder and shall return to Borrower or other party entitled thereto pursuant to any agreement to which Borrower and Secured Party may be a party (and shall execute and deliver to Borrower, at Borrower's expense and without recourse to Secured Party, the documentation reasonably requested by Borrower to effect such release) all of the Collateral held hereunder by Secured Party on the date of such request.

     11. Expenses. Following an Event of Default, Borrower will pay to Secured Party, on demand, all reasonable costs and expenses (including reasonable attorneys' fees and expenses incurred by Secured Party) related or incidental to the care, holding, retaking, preparing for sale, selling or collection of or realization upon any of the Collateral or relating or incidental to the establishment or preserving or enforcement of the rights of Secured Party hereunder or in respect of any of the Collateral.

     12. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows: (a) on the date delivered, if personally delivered; (b) on the next business day after being sent by recognized overnight mail service specifying next business day delivery; or (c) five (5) business days after mailing, if mailed by United States certified or registered mail, return receipt requested, in each case with delivery charges pre-paid and addressed to the following addresses:

                (a)        If to Borrower:

                           Alan I. Greenstein
                           3738 Gulfstream Way
                           Davie, Florida 33026

                (b)        If to Secured Party:

                           Michael S. Steiner
                           290 N.E. 68th Street
                           Miami, Florida 33138

     The above-named persons may designate by notice to each other any new address for the purpose of this Security Agreement. Notice of a change of address shall be effective only when notice thereof is given and effective in accordance with this paragraph.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without regard to any conflicts of laws provision that would defer to the substantive laws of another jurisdiction).

     14. Consent to Jurisdiction; Venue. Borrower hereby consents and agrees that the Circuit Court of the State of Florida for the County of Miami-Dade and the United States District Court for the Southern District of Florida each shall have personal jurisdiction and proper venue with respect to any dispute between the Lender and Borrower under this Security Agreement, without, however, depriving the Lender of the right, in the Lender's discretion, to commence or participate in any action, suit or proceeding in any other court having proper jurisdiction and venue over Borrower relating to this Security Agreement or otherwise. In any dispute with the Lender, Borrower will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction and venue as an inconvenient forum. Borrower further agrees that any action or proceeding brought by Borrower against the Lender under this Security Agreement shall be brought only in the Circuit Court of the State of Florida for the County of Miami-Dade or the United States District Court for the Southern District of Florida.

     15. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same shall be in writing and signed by the party to be charged (in the case of an amendment, by both parties), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     16. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     17. Successors and Assigns. This Agreement shall be binding on Borrower and Borrower's estate, heirs, legal representatives, successors and any permitted assigns and shall inure to the benefit of Secured Party and Secured Party's estate, heirs, legal representatives, successors and assigns, except that Borrower may not delegate any obligations hereunder. This Agreement may not be assigned by the Borrower. Secured Party may assign this Agreement (and may assign and/or deliver to any such assignee any of the Collateral) and/or any of its rights and powers hereunder, with all or any of the Note and, in the event of such assignment, the assignee shall have the same rights and remedies as if originally named herein or therein in the place of Secured Party, and Secured Party shall be thereafter fully discharged from all responsibility with respect to such agreements and any such Collateral assigned and/or delivered.

     18.  Section  Headings.  The  section  and other  headings  herein  are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof. References in this Agreement to sections or schedules are to those of this Agreement, unless otherwise stated.

     19. Jury Trial Waiver. Borrower waives any right Borrower may have to jury trial.

BORROWER:                                        Residence Address of Borrower:

                                                       3738 Gulfstream Way
                                                 -------------------------------

---------------------------------                      Davie, Florida 33026
Alan I. Greenstein                               -------------------------------


AGREED AND ACCEPTED:

SECURED PARTY

                                              Business Address of Secured Party

                                                    290 N. E. 68th Street
                                           -------------------------------------

---------------------------------                    Miami, Florida 33138
Michael S. Steiner                         -------------------------------------



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